Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-98775, No. 333-81216 and No. 333-106909 of Equity One, Inc. on Forms S-3 and
in Registration Statement No. 333-103368, and No. 333-99597 of Equity One, Inc. on Forms S-8 of our reports dated March 10, 2004, appearing in this Annual Report on Form 10-K of Equity One, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Miami, Florida
March 15, 2004